EXHIBIT 8




October 21, 1997

Republic Security Financial Corporation
4400 Congress Avenue
West Palm Beach, Florida  33407

Gentlemen:

This opinion is being delivered to you in connection with the Agreement and Plan of Merger dated as of August 8, 1997 (the "Merger Agreement") between Republic Security Financial Corporation ("RSFC"), Republic Security Bank ("Republic"), County Financial Corporation ("CFC"), and County National Bank of South Florida ("County"). Pursuant to the Merger Agreement, CFC will merge with and into RSFC (the "Merger"), and holders of common shares of CFC ("CFC Common Stock") will receive common shares of RSFC ("RSFC Common Stock"), and cash in lieu of fractional shares, in exchange therefor.

Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

We have acted as legal counsel to RSFC in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents:

            1. The Merger Agreement;

            2. The Registration Statement on Form S-4 (File No. 333-36717), including the Joint Proxy Statement/Prospectus included therein (the "Registration Statement"); and

            3. Such other instruments and documents related to the formation, organization and operation of CFC and RSFC or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

In preparing our opinion, as hereinafter set forth, we have reviewed such federal income tax authority as we deemed relevant under the circumstances. Further, for purposes of this opinion, we have assumed, with your permission and without independent investigation, the following:


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Republic Security Financial Corporation
October 21, 1997
Page 2

            1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

            2. The Merger will be consummated in accordance with the terms of the Merger Agreement and the Registration Statement and none of the material conditions therein have been waived or modified and neither RSFC nor CFC has any plan or intention to waive or modify any such material condition;

            3. The Merger will be effective under the laws of the State of Florida; and

            4. The accuracy and completeness of (i) the statements and facts concerning the Merger set forth in the Merger Agreement, the Joint Proxy Statement, and the Registration Statement, (ii) the facts that are the subject of the representations of RSFC set forth in the RSFC Officer's Certificate delivered to us by RSFC and dated the date hereof, and (iii) the facts that are the subject of the representations of CFC set forth in the RSFC Officer's Certificate delivered to us by CFC and dated the date hereof.

Based on the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that, for federal income tax purposes:

                  1. The Merger will constitute a "reorganization" within the meaning of Sections 368(a) of the Code;

                  2. RSFC and CFC will each be a party to the reorganization within the meaning of Section 368(a) of the Code.

In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

Our opinion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change after the date hereof in applicable laws or in the facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinions set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

We consent to the use of this opinion as an exhibit to the Registration Statement to register the RSFC Common Stock to be issued to the CFC stockholders in connection with the Merger, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.


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Republic Security Financial Corporation
October 21, 1997
Page 3


Very truly yours,